SUBCONTRACTOR AGREEMENT


               JOB -~ 9616 PAY ITEM#05100 ~FOR INTERNAL USE ONLY)

                                    ARTICLE 1

                                    AGREEMENT


     This Agreement made this___ day of December 13 1996. by and between _______ Humphreys & Harding. Inc.

     hereinafter   called  the  Contractor  and  U.S.   Bridge  of  N.Y..   Inc.
thereinafter called the Subcontractor. to perform part of the Work on the following project:

ARTICLE 2
PROJECT:

Permanent Mission
To The Republic Of Korea
335-337 E. 45th Street
New York. New York

OWNER:

Republic of Korea Mission
To the United Nations
866 UN Plaza (Suite 300)
New' York, New York 10017

ARCHITECT:

Pei Cobb Freed & Partners
600 Madison Avenue                 - -
New York, New York 10017


CONTRACTOR:

Humphreys & Harding, Inc.
420 Lexington Avenue
New York, New York 10170

SUBCONTRACTOR:

U.S. Bridge of N.Y., Inc.
53-09 97th Place
Bronx, New York 11368

CONTRACT PRICE; One Million Five Hundred Thousand Dollars ($1,500,000) FOR Structural Steel Work as further described in this Agreement arid all attached Riders. Notice to the parties shall be given at the above addresses.

SCOPE OF WORK

     2.1 SUBCONTRACTOR' WORK. The Contractor contracts with the Subcontractor as an independent contractor. to perform the work described in Rider A. The Subcontractor shall perform such work (hereinafter called the "Subcontractors Work') under the general direction of the Contractor and in accordance with this Agreement and the Contract Documents.

     2.2 CONTRACT DOCUMENTS. The applicable Contract Documents which are incorporated into this Agreement and which are binding on the Subcontractor are set forth in Article 16. Upon the Subcontractor's request the Contractor shall furnish a copy of any part of these documents. Nothing in the Contract Documents shall be construed to create a contractual relationship between persons or entities other than the Contractor and Subcontractor.

     2.3 CONTRACT OBLIGATIONS. With respect to the Work to be performed and furnished by the Subcontractor, the Subcontractor agrees to be bound to the Contractor by each and all of the terms and provisions of the Contract Documents set forth in Article 16. and to assume toward the contractor all the duties. obligations and responsibilities that the Contractor by those Contract Documents assumes toward the Owner. Subcontractor agrees further that the Contractor shall have the same rights and remedies as against the Subcontractor as the Owner. under the terms and provisions of the Contract Documents. has against the Contractor with the same force and effect as though every such. obligation. responsibility, right or remedy were set forth herein in full. The terms and provisions of the Contract Documents, with respect to the Work to be performed and furnished by the Subcontractor, are intended to be and shall be in addition and not in substitution for any of the terms and provisions of this Agreement.

     2.4 CONFLICTS. In the event of a conflict between this Agreement and the Contract Documents. this Agreement shall govern.

                                    ARTICLE 3

                                SCHEDULE OF WORK

     3.1 TIME IS OF THE ESSENCE. Time is of the essence to this Agreement: and the parties agree to mutually cooperate with each other so that the entire Project may be completed in accordance with the Contract Documents and the Schedule of Work. The Contractor may prepare a Schedule of Work and revise such Schedule as the Work progresses.

     3.2 DUTY TO BE BOUND. The Subcontractor shall provide the Contractor with any requested scheduling information for the Subcontractors Work. The Schedule of Work and all subsequent changes thereto shall be furnished to the Subcontractor. The Subcontractor agrees to be bound to the Schedule of Work and any subsequent revisions.

     3.3 SCHEDULE CHANGES. The Subcontractor recognizes that changes will be made in the Schedule of Work and agrees to comply with changes.

     3.4 PRIORITY OF WORK. The Contractor shall have the right to decide the time. order and priority in which the various portions of the work shall be performed and all other matters relative to the timely and orderly conduct of the Subcontractors Work. The Subcontractor shall commence its work within three
(3) days of notice to proceed from the Contractor; and if such work is interrupted for any reason the Subcontractor shall resume such work within two working days from the Contractors notice to do so.

                                    ARTICLE 4

                                 CONTRACT PRICE

     The Contractor agrees to pay the Subcontractor for the satisfactory performance of the Subcontractor's Work the amount stated in Article I subject to additions or deductions per Article 6.

                                    ARTICLE 5

                                     PAYMENT

                             5.1 GENERAL PROVISIONS

     5.1.1 SCHEDULE OF VALUES. The Subcontractor shall provide a schedule of values satisfactory to the Contractor and the Owner no more than fifteen (15) days from the date of execution of this Agreement.

     5.1.2 ARCHITECT VERIFICATION. Upon request the contractor shall give the Subcontractor written authorization to obtain directly from the Architect the percentage of completion certified for the Subcontractors Work.

     5.1.3 PAYMENT USE RESTRICTION. Every payment received by the Subcontractor shall be used to satisfy the indebtedness owed by one Subcontractor to any person furnishing labor or materials for use in performing me Subcontractor's Work in this Project before it is used in any other manner.

     5. 1.4 PAYM(pound)NT USE VERIFICATION. The Contractor may at any time require the Subcontractor to furnish a notarized affidavit that all finds by the Subcontractor have been used to pay the Subcontractor's obligations incurred in the performance of the Subcontractors Work on this Project. The Contractor shall have the right at all times to contact the Subcontractor's subcontractors and suppliers to ensure that the same are being paid promptly by the Subcontractor for labor or materials homicide for use in performing the Subcontractor's Work.

     5.1.5 PARTIAL LIEN WAIVERS AND AFFIDAVITS. As a prerequisite for payment, the Subcontractor shall provide. in a form satisfactory to the Owner and the Contractor. partial lien or claim waivers and affidavits from the Subcontractor. and its subcontractors and suppliers for the completed Subcontractor's Work. Such waivers may be made conditional upon payment.

     5.1.6 SUBCONTRACTOR PAYMENT FAILURE. Upon payment by the Contractor. Subcontractor shall promptly pay its lower-tier subcontractors and material suppliers the amounts to which they are entitled. In the event the Contractor has reason to believe that labor. material or other obligations (including employee benefits) incurred in the performance of the Subcontractor's Work are not being paid. the Contractor may give notice to the Subcontractor and may take any steps deemed necessary to assure that progress payments are utilized to pay such obligations including but not limited to the issuance of joint checks. If upon receipt of such notice. the Subcontractor does not (a) supply evidence to the satisfaction of the Contractor that the moneys owing to the claimant(s) have been paid: or (b) post a bond indemnifying the Owner, the Contractor, and the Contractor's surety, if any, and the premises from any claim or lien: then the Contractor shall have the right to withhold from any payments due or to become due to the Subcontractor a reasonable amount to protect the Contractor from any and all loss. damage or expense including attorney's fees arising out of or relating to any claim or lien until the claim or lien has been satisfied by the Subcontractor.

     SUBCONTRACTOR ASSIGNMENT OF PAYMENTS. The Subcontractor shall not assign any moneys due to or become due under this Contract. or under an Change Order thereto. without the written consent of Contractor. unless such assignment is intended to create a new security interest within the scope of Article 9 of the Uniform Commercial Code. Should Subcontractor assign all or any part of any moneys due or to become due under this Contract to create a new security interest or for any other purpose. the instrument of assignment shall contain a clause to the effect that the assi2nee's right in and to any money due or to become due to the Subcontractor shall be subject to the claims of all persons. firms and corporations for services rendered or materials supplied for the performance of the work under this Subcontract and any Change Orders. 5.1.8 PAYMENT NOT ACCEPTANCE. Payment to the Subcontractor does not constitute or imply acceptance of any portion of the Subcontractor's Work. 5.1.9 OWNER RESPONSIBILITY FOR PAYMENTS. The Subcontractor hereby acknowledges that it relies upon the credit of Owner, not the Contractor. for all payments for the Subcontractor's Work. The Subcontractor shall have the right to receive from the Contractor such information as the Contractor has obtained relative to the Owner's financial ability to pay for the Work.

     5.2 PROGRESS PAYMENTS

     5.2.1 APPLICATION. Subcontractor's application for progress payment shall be itemized and supported by substantiating data as required in the Contract Documents for the Contractor's payment application. Subcontractor's applications shall be notarized if required. Subcontract payment applications may include payment requests - on account of properly authorized Change Orders. The Subcontractor's progress payment application for work performed in the preceding payment period shall be submitted to the Contractor per the terms of this Agreement and specifically Subparagraphs 5.1.1.5.2.2 and 5.2.4 for approval of the Contractor and Owner and Architect or Designated Representatives.

     The Contractor shall forward. without delay, the approved value to the Owner for payment.

     5.2.2 RETAINAGEISECURITY. The rate of retainage shall be equal to the percentage retained from the Contractor's payment by the Owner for the Subcontractor's Work provided the Subcontractor furnishes a bond or other security to the satisfaction of the Contractor.

     If the Subcontractor has furnished such bond or security and if its work is satisfactory. and if the Contract Documents provide for reduction of retainage at a specified percentage of completion, the Subcontractor's retainage shall also be reduced when the Subcontractors Work has been so reduced by the Owner. However if the Subcontractor does not provide such bond or security, the rare of retainage shall be ten percent ~ [10%)

     5.2.3 TIME OF APPLICATION. The Subcontractor shall submit progress payment applications to the Contractor no later than the 25th day of each payment period indicating work performed up to and including the last day of the payment period indicating work completed and. to the extent allowed under Subparagraph 5.2.4. costs for materials suitably stored during the preceding payment period.

     5.2.4 STORED MATERIALS. Unless otherwise provided in the Contract Documents. and if approved in advance by the Owner. applications for payment may include materials and equipment not incorporated in the Subcontractor's Work but delivered to and suitably stored at the site or at some other location agreed upon in writing. Approval of payment applications for such stored items on or off the site shall be conditioned upon submission by the Subcontractor of bills of sale and applicable insurance or such other procedures satisfactory to the Owner and Contractor to establish the Owner's title to such materials and equipment or otherwise protect the Owner's and Contractor's interest therein. including transportation to the site. All costs for material storage shall be borne by the Subcontractor and are included in the Contract Price.

     5.2.5 PAYMENTS. The Subcontractor expressly agrees that payment from the Owner to the Contractor for the Subcontractor's work is a condition precedent to the Contractor's obligation to make payment to the Subcontractor: and agrees that no payment shall be made to the Subcontractor unless and until the Contractor receives payment from the Owner for the Subcontractor's Work. Payments to the Subcontractor for satisfactory performance of the Subcontractor's Work shall be made no later than ten (10) days alter receipt by the Contractor of payment from the Owner for the Subcontractor's Work.

                                5.3 FINAL PAYMENT

     5.3.1 APPLICATION. Upon acceptance of the Subcontractor's Work by the Owner, the Contractor. and if necessary, the Architect; and upon the Subcontractor furnishing evidence of fulfillment of the Subcontractor's obligations in accordance with the Contract Documents and Subparagraph 5 3.2. the Contractor shall forward the Subcontractor's application far final payment without delay.

     5.3.2 REQUIREMENTS. Before the Contractor shall be required to forward the Subcontractor's application for final payment to the Owner, the Subcontractor shall submit to the Contractor.

     (a) an affidavit that ail payrolls. bills for materials and equipment, and other indebtedness connected with the Subcontractor's Work for which the Owner or its property or the Contractor or the Contractor's surety might in any way be liable. have been paid or otherwise satisfied:

     (b) consent of surety to final payment. if required:

     (c) satisfaction of required closeout procedures;

     (d) certification that insurance required by the Contract Documents to remain in effect beyond final payment pursuant to Paragraph 13.4 is in effect and will not be cancelled or allowed to expire without at least thirty (30) days written notice to the Contractor unless a longer period is stipulated in the Contract, arid

     (e) other data if required by the Contractor or other, such as receipts, releases, and waivers of liens to the extent and in such form as may be designated by the Contractor or Owner. Final payment shall constitute a waiver of all claims by the Subcontractor relating to the 5ubcont:ractor's Work. but shall in no way relieve the Subcontractor of liability for the obligations assumed under Paragraph 9.10. or for faulty or defective work appearing after final payment.

     5.3.3 TIME OF FINAL PAYMENT. Final payment of the balance due of the Contract Price shall be made to the Subcontractor:

     (a)  upon  receipt  of  Owner's   waiver  of  all  claims  related  to  die
Subcontractor's Work except for unsettled liens. unknown defective work. arid non-compliance with the Contract Documents or warranties: and

     (b) within seven (7) days alter receipt by the Contractor of final payment from the Owner for such Subcontractor's Work.

                                   ARTICLE 6

                           CHANGES. CLAIMS AND DELAYS

     6.1 CHANGES. The Contractor reserves the right to make changes. additions and deletions to the Subcontractor's Work. All such changes shall be made by-written order to the Subcontractor. No adjustments to the Contract Price shall be made unless the Subcontractor has received a written Change Order from the Contractor's authorized Representative as provided in Paragraph 7 1. The Subcontractor shall proceed with all work directed by a Change Order whether or not a Contract Price adjustment has been agreed upon between the Contractor and the Subcontractor.

     6.2 CLAIMS RELATING TO OWNER. With respect to changes in the Subcontractor's Work arising from or caused by acts or omissions of the Owner. the Subcontractor agrees that the amount of any adjustment in the Contract price or contract time shall be limited to the adjustment received by the Contractor from the Owner on account of the Subcontractor's Work. The Subcontractor agrees to make all claims resulting from acts or omissions of the Owner n the same manner and within the time limits provided in the Contract Documents for like claims by the Contractor upon the Owner: and Subcontractor agrees to make such claims in sufficient time for the Contractor to make such claims against the Owner in accordance with the Contract Documents. The Contractor agrees to permit the Subcontractor. at the Subcontractor's expense. to prosecute a claim in the name of the Contractor for the use and benefit of the Subcontractor in the manner provided in the Contract Documents for like claims by the Contractor upon the Owner.

     6.3 CLAIMS RELATING TO CONTRACTO~ The Subcontractor shall give the Contractor written notice of all claims not included in Paragraph 6.2 within five (5) days of the occurrence of the event for which claim is made: otherwise. such claims shall be deemed waived. All unresolved claims, disputes and other matters in question between the Contractor and the Subcontractor not relating to claims included in Paragraph 6 2 shall be resolved in the mariner provided in
Article 14.

     6.4 ADJUST~~NT LN CONTRACT PRICE. If a Subcontract Change Order requires an adjustment in the Contract Price. the adjustment shall be established by one of the following methods:

     1.  mutual  agreement  on  a  lump  sum  with  sufficient   information  to
substantiate the amount:

     2. unit prices already established in the Contract Documents or if not established by the Contract Documents then established by mutual agreement for this adjustment; or

     3. a mutually determined cost plus allowance for overhead and profit as specified in Rider A.

     6.5 SUBSTANTIATION OF ADJUSTMENT. If the Subcontractor does not respond promptly or disputes the method of adjustment. the method and the adjustment shall be determined by the Contractor on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in the case of an increase in the Contract Price. an allowance for overhead and profit of as specified in Rider A.

     The Subcontractor shall maintain for the Contractor's review and approval an appropriately itemized and substantiated accounting of the following items attributable to the Subcontract Change Order:

     1. labor costs. including Social Security, health, welfare. retirement and other fringe benefits as normally retired. and state workers' compensation insurance;

     2. costs of materials. supplies. and equipment. whether incorporated or consumed in the Work. including transportation costs;

     3. costs of renting, either from the Contractor or from others, of' machinery and equipment other than hand tools;

     4. costs of bond and insurance premiums, permit fees and taxes attributable to the change; and

     5 costs of additional supervision and field office personnel services necessitated by the change.


     6.6 DELAY. If the progress of the Subcontractors Work is substantially delayed without the fault or responsibility of the Subcontractor, then the time for the Subcontractor's Work shall be extended by Subcontract Change Order to the extent outlined by the Contractor under the Contract Documents; and the Schedule of Work shall be revised accordingly.

     The Contractor shall not be liable to the Subcontractor for any damages or additional compensation as a consequence of delays caused by any person not a party to this Agreement unless the Contractor has first recovered the same on behalf of understood and agreed by the Subcontractor that apart from recovery from said person. the Subcontractor's sole and exclusive remedy for delay shall be an extension in the time for performance of the Subcontractor's Work.

     6.7 UQUIDATED DAMAGES. If the Contract Documents provide for liquidated or other damages for delay beyond the completion date set forth in the Contract Documents, and such damages are assessed. then the Contractor may assess same against the Subcontractor in proportion to the Subcontractor's share of responsibility for such delay However the amount of such assessment shall not exceed the total amount assessed against the Contractor.

     Nothing set forth herein shall limit the Subcontractor's liability to the Contractor for the Contractor's actual delay damages caused by the Subcontractor's delay. The Subcontractor shall be liable to the Contractor for the Contractor's actual damages caused by the Subcontractor's delay.

                                    ARTICLE 7

                            CONTRACTOR'S OBLIG.AT~~NS

     7.1 AUTHORIZED REPRESENTATIVE. The Contractor shall designate one or more persons who shall be the Contractor's authorized representative(s) on-site and off-site. Such authorized representative(s) shall be the only person(s) the Subcontractor shall look to for instructions, orders and/or directions, except in an emergency.

     7.2 STORAGE AREAS. The Contractor may allocate adequate storage areas. if available. for the Subcontractor's materials and equipment during the course of the Subcontractor's Work.

     7.3 TIMELY COMMUNICATIONS. The Contractor shall transmit. with reasonable promptness. all submittals, transmittals. and written approvals relating to the Subcontractor's Work.

     7.4 NON-CONTRACTED SERVICES. The Contractor agrees, except as otherwise provided in this Agreement, that no claim for non-contracted construction services rendered or materials famished shall be valid unless the Contractor provides the Subcontractor notice: (a) prior to furnishing of the services and materials. except in an emergency affecting the safety of persons or property
(b) In writing of such claim within three (~) days of first famishing such services or materials: and (c) the written charges for such services or material no later than the fifteenth (15th) day of the calendar month following that in which the claim originated.

                                    ARTICLE 8
                           SUBCONTRACTOR'S OBLIGATIONS

     8.1 OBLIGATIONS DERIVATIVE. The Subcontractor binds itself to the Contractor under this Agreement in the same manner as the Contractor is bound to the Owner under the Contract Documents arid will so bind its lower-tier subcontractors. The Subcontractor shall make available to its lower-tier subcontractors the Contract Documents which are binding on the lower-tier subcontractors.

     8.2 RESPONSIBILITIES. The Subcontractor shall Flemish all of the labor, materials. equipment, and services. including, but not limited to, competent supervision, shop drawings, samples. tools, arid scaffolding as are necessary for the proper performance of the Subcontractor's Work in strict accordance with and reasonable inferable from the Contract Documents arid this Agreement.

     The Subcontractor shall provide a list of proposed subcontractors and suppliers. be responsible for taking field dimensions. providing tests. ordering of materials and all other actions as required to meet the Schedule of Work. -

     8.3 SHOP DRAWINGS. The Subcontractor shall be responsible to the Contractor for the accuracy arid conformity with the Contract Documents of its own shop drawing and other submittals that pertain to its work. in the same manner as the Contractor is responsible therefore to the Owner. Shop drawing, or their approval by the Contractor. shall not be deemed to authorize deviations or substitutions from the requirements of the Contract Document.

     8.4 INCONSISTENCIES AND OMISSIONS. Should inconsistencies or omissions related to the Subcontractor's Work appear in this Agreement or in the Contract Documents, the Subcontractor shall notify the Contractor in writing within three
(3) working days of the Subcontractor's discovery thereof.

     8.5 TEMPORARY SERVICES. The Subcontractor shall furnish all temporary services and/or facilities necessary to perform its work. exceed as provided in
Article 16. Said article also identifies those common temporary services. if any, which are to be furnished by the Subcontractor.

     8.6. COORDINATION. me Subcontractor shall.

     (a) cooperate with the Contractor and all others whose work may interfere with the Subcontractor's Work:

     (b) specifically note and immediately advise the Contractor of any such interference with the Subcontractor's Work: arid (c) participate in the preparation of coordination drawings and work schedules in areas of congestion.

     8.7 AUTHORIZED REPRESENTATIVE. The Subcontractor shall designate one or more persons who shall be the authorized Subcontractor's representative(s) on-site and off-site. Such authorized representative(s) shall be the only persons) to whom the Contractor shall issue instructions. orders or directions. except in an emergency.

     8.8 PROVISION FOR INSPECTION. The Subcontractor shall notify the Contractor when portions of the Subcontractor's Work are ready for inspection. The Subcontractor shall at all times furnish the Contractor and its representatives adequate facilities for inspecting materials at the site or any place where materials under this Agreement may be in the course of preparation. process. manufacture or treatment.

     The Subcontractor shall furnish to the Contractor. in such detail and as often as required. full reports of the progress of the Subcontractor's work irrespective of the location of such work.

     8.9 CLEANUP. The Subcontractor shall follow the Contractor's cleanup and safety directions: and shall at all times keep the building and premises free form debris and unsafe conditions resulting from the Subcontractor's Work: and shall broom clean each work prior to discontinuing work in the same.

     If the Subcontractor fails to immediately commence compliance with cleanup duties within twenty-four (24) hours after written notification from the Contractor of non-compliance. the Contractor may implement such cleanup measures without further notice and deduct the cost thereof from any amounts due or to become due the Subcontractor.

     8.10 SAFETY. The prevention of accidents on or in the vicinity at its Work is the Subcontractor's responsibility. even if the Contractor establishes a safety program for the entire Project. Subcontractor shall establish a safety program implementing safety measures. policies and standards conforming to those required or recommended by governmental and quasi-governmental authorities having jurisdiction and by the Contractor and Owner. including, but not limited to. requirements imposed by the Contract Documents. Subcontractor shall comply with the reasonable recommendations of insurance companies having an interest in the Project. and shall stop any part of the Work which the Contractor deems unsafe until corrective measures satisfactory to Contractor shall have been taken. The Contractors failure to stop Subcontractor's unsafe practices shall not relieve Subcontractor of the responsibility therefor. Subcontractor shall notify the Contractor immediately following any accident and promptly confirm the notice in writing by the subcontractor. A detailed written report shall be furnished if requested by the Contractor. Subcontractor shall indemnity the Contractor for fines, damages. or expenses incurred by the Contractor because of the Subcontractor's failure to comply with safety requirements.

     8.11 PROTECTION OF THE WOR~ The Subcontractor shall take necessary precautions to properly protect the Subcontractor's Work and the work of others from damage caused by the Subcontractor's operations. Should the Subcontractor cause damage to the Work or property of the Owner. the Contractor or others. the Subcontractor shall promptly remedy such damage to the satisfaction of the Contractor, or the Contractor may so remedy and deduct the cost thereof from any amounts due to or become due the Subcontractor. -

     8.12 PERMITS. FEES AND LICENSES. The Subcontractor shall give adequate notices to authorities pertaining to the Subcontractor's Work and secure and pay for all permits fees. licenses. assessments, inspections and taxes necessary to complete the Subcontractor's Work in accordance with the Contract Documents and this Agreement.

     8.13 SUBCONTRACTOR ASSIGNMENT OF WORK~ The Subcontractor shall not assign the whole nor any part of the Subcontractor's Work without prior written approval of the Contractor. The Contractor's approval shall not be unreasonably withheld. Lower-tier subcontractors and suppliers previously approved by the Contractor may be listed in Article 16.

     8.14 NON-CONTRACTED SERVICES. The Subcontractor agrees. except as otherwise provided in this Agreement. that no claim for non-contracted construction services rendered or materials furnished shall be valid unless the Subcontractor provides the Contractor notice:

     (a) prior to furnishing of the services or materials. except in an emergency affecting the safety of persons or property; (b) in writing of such claim within three (3) days of furnishing such services or materials; and (c) the written charge for such services or materials no later than the fifteenth
(15th) day of the calendar month following that in which the claim originated.

     8.15 MATERIALS SAFETY. To the extent that pollutants. hazardous or toxic substances, hazardous waste. asbestos. or PCB's. the Subcontractor shall comply with all provisions of federal. state or local laws or regulations pertaining to such materials.

                                    ARTICLE 9

                             SUBCONTRACT PROVISIONS

     9.1 LAYOUT Responsibility AND LEVELS. The Subcontractor shall lay out and be strictly responsible for the accuracy of the Subcontractor's Work and for any loss or damage to the Contractor or others by reason of the subcontractor's failure to set out or perform its work correctly. The Subcontractor shall exercise prudence so that the actual final finish surfaces. When the subcontractor installs work which is on top of another trades work he shall assure himself of the acceptability of that trades work.

     9.2 WORICYIANSHIP. Every part of the Subcontractor's work shall be executed in strict accordance with this Agreement and the Contract Documents in the most sound. workmanlike. and substantial manner. All workmanship shall be of the best of its several kinds, and all materials used in the Subcontractor's Work shall be furnished in ample quantities to facilitate the proper and expeditious execution of the work. and shall be new except such materials as may be expressly provided in the Contract Documents to be otherwise.

     9.3 MATERIALS FUR~NISHED BY OTHERS. In the event the scope of the Subcontractor's Work includes installation of materials or equipment furnished by others, it shall be the responsibility of the Subcontractor to examine the items so provided thereupon handle. store and install the items with such skill and care as to ensure a satisfactory and proper installation. Loss or damage due to acts of the Subcontractor shall be deducted from any amounts due or become due the Subcontractor.

     9.4 SUBSTITUTIONS. \.'o substitutions shall be made in the Subcontractor's Work unless permitted in the Contract Documents and only then upon the Subcontractor first receiving all approvals required under the Contract Documents for substitutions. The Subcontractor shall indemnify. the Contractor as a result of such substitutions, whether or not the Subcontractor has obtained approval thereof.

     9.5 USE OF CONTRACTOR'S EQUIPMENT. The Subcontractor. its agents. employees. subcontractors. or suppliers shall not use the Contractor's equipment without express written permission of the Contractor's designated representative.

     If the Subcontractor or any of its agents, employees. suppliers or lower-tier subcontractors utilize any machinery, equipment. tools. scaffolding, hoists. lifts or similar items owned. leased or under the control of the Contractor. the Subcontractor shall defend. indemnify and be liable to the Contractor as provided in Article 12 for any loss or damage (including personal injury or death) which may arise from such use.

     9.6 CONTRACT BOND REVIEW. The Contractors Payment Bond for the Project. if any, may be reviewed and copied by the Subcontractor.

     9.7 PRIVITY. Until final completion of the Project the Subcontractor agrees not to perform any work directly for the Owner or any tenants thereof, or deal directly with the Owner's representatives in connection with the Project. unless otherwise directed in writing by the Contractor. All Work for this Project performed by the Subcontractor the Subcontractor shall be processed and handled exclusively by the Contractor.

     9.8 SUBCONTRACT BOND. If a Performance or Payment Bond is not required of the Subcontractor under Article 16. then within the duration of this Agreement, the Contractor may require such bonds before work is started and the Subcontractor shall provide the same. Said bonds shall be in the full amount of this Agreement in a form and by a surety satisfactory to the Contractor. The Subcontractor shall be reimbursed for cost for same when such cost is paid by the Owner.

     In the event the Subcontractor shall fail to provide promptly such requested bones. the Contractor may terminate this Agreement i5 accordance with Paragraph 10.1 of this Agreement.

     9.9 WARRANTY. The Subcontractor warrants its work against all deficiencies and defects in materials and/or workmanship and as called for in the Contract Documents. The Subcontractor agrees to satisfy such warranty obligations which appear within the warranty period established in the Contract Documents without cost to the Owner or the Contractor. If no warranty is required of the Contractor in the Contract Documents. then the Subcontractor shall warrant its work as described above for the period or' one year form the date of acceptance of the Subcontractor's Work. The Subcontractor further agrees to execute prior to final payment any special warranties that shall be required for the Subcontractor's Work.

                                   ARTICLE 10

                             RECOURSE BY CONTRACTOR

     10.1 FAILURE OF PERFORMANCE.

     10.1.1 NOTICE TO CURE. if the Subcontractor refuses or fails to supply enough properly skilled workers, proper materials, or maintain the Schedule of Work. or it fails to make prompt payment for its workers. lower-tier subcontractors or suppliers. disregards laws. ordinances. rules. regulations. or orders or public authority having jurisdiction. or otherwise fails to comply with any provision of this Agreement, the Subcontractor may be deemed in default of this Agreement upon written notice from the Contractor. If the Subcontractor fails within three (3) working days after written notification to commence and continue satisfactory correction of such default with diligence an promptness. then the Contractor without prejudice to any rights or remedies, shall have the right to any or all of the following remedies:

     (a) supply such number of workers and quantity of materials. equipment and other facilities as the Contractor deems necessary for the completion of the Subcontractor's Work or any part thereof which the Subcontractor has failed to complete or perform after the aforesaid notice; and charge the cost thereof to the Subcontractor who shall be liable for the payment of same including reasonable overhead. profit and attorney's fees: (b) contract with one or more additional contractors to perform such part of the Subcontractor's Work as the Contractor shall determine will provide the most expeditious completion of the total Work and charge the cost thereof the Subcontractor: (c) withhold payment of any money's due the Subcontractor pending corrective action in amounts sufficient to cover losses and compel performance to the extend required by and to the satisfaction of the Contractor: and (d) in the event of an emergency affecting the safety of persons or property. the Contractor may proceed as above without notice.

     10.1.2 TERMINATION BY CONTRACTO~ If the Subcontractor fails to commence and satisfactorily continue correction of a default within three (3) working days after written notification issued under Subparagraph 10 1.1. then the Contractor may, in lieu of or in additions to Subparagraph 10.1.1, issue a second written notification, to the Subcontractor arid its surety, if any, terminating this Agreement. Upon termination. the Contractor shall. without limitation. have the following rights and remedies:

     (a) The Contractor may take and use any materials, implements, equipment, appliances or tools furnished by or belonging to the Subcontractor and located at the Project.

     (b) The Contractor may also furnish those materials. equipment and/or employ such workers or subcontractors as the Contractor deemed necessary to maintain the orderly progress of the Work.

     (c) All costs incurred by the Contractor in performing the Subcontractor's Work, including reasonable overhead. profit and attorney's fees, shall be deducted from any moneys due or become due the Subcontractor. The Subcontractor shall be liable for the payment of any amount by which such expenses may exceed the unpaid balance of the Contract Price.

     10.2 TERMINATION FOR CONVENIENCE. The Contractor shall have the right at any time by written notice to the Subcontractor, to terminate this Agreement and require the Subcontractor to cease work hereunder; in which case, provided the Subcontractor be not then in default. the Contractor shall pay the Subcontractor the reasonable cost of the Subcontractor's Work plus a reasonable profit thereon as performed to the date of such termination arid the Subcontractor shall furnish all records and documents in order for the Contractor to determine the costs of the work. The Subcontractor shall furnish all records and documents in order for the Contractor to determine the costs of the work. The Subcontractor shall not be entitled to anticipated profits on work unperformed or on materials or equipment unfurnished.

     10.3 BANKRUPTCY

     10.3.1 TERMINATE ABSENT CURE. If Subcontractor files a petition under the Bankruptcy Code. this Agreement shall terminate if the Subcontractor or the Subcontractor's trustee rejects the Agreement or, if there has been a default. the Subcontractor is unable to give adequate assurance that the Subcontractor will perform as required by this Agreement or otherwise is unable to comply with the requirements for assuming this Agreement under the applicable provisions of the Bankruptcy Code.

     10.3.2 INTERMEDARIES. If the Subcontractor is not performing in accordance with the Schedule of Work at the time a petition in bankruptcy is filed, or at any subsequent time. the Contractor. while awaiting the decision of the Subcontractor or its Trustee to reject or to assume this Agreement and provide adequate assurance of its ability to perform hereunder, may avail itself of such remedies under this Article as are reasonably necessary to maintain the Schedule of Work. The Contractor may offset against any sums due or become due the Subcontractor all costs incurred in pursuing any of the remedies provided hereunder. including, but not limited to. reasonable overhead. profit. and attorney's fees. The Subcontractor shall be liable for the payment of any amount by which such expense may exceed the unpaid balance of the Contract Price.

     10.4 SUSPENSION BY OWNER, Should the Owner suspend its contract with the Contractor or any part which includes the Subcontractor's Work. the Contractor shall so notify the Subcontractor in writing and upon written notification the Subcontractor shall immediately suspend the Subcontractor's Work. In the event of such Owner suspension. the Contractor's liability to the Subcontractor is limited to the extent of the Contractor's recovery on the Subcontractor's behalf under the Contract Documents. The Contractor agrees to permit the Subcontractor, at the Subcontractor's expense. to prosecute a claim in the name of the Contractor for the use and benefit of the Subcontractor in the manner provided in the Contract Documents for like claims by the Contractor upon the Owner.

     10.5 TER,MINATION BY OWNER. Should the Owner terminate its contract with the Contractor or any part which includes the Subcontractor's Work, the Contractor shall so notify the Subcontractor in writing and upon notification. this Agreement shall be terminated and the Subcontractor shall immediately stop the Subcontractor's Work. follow all of the Contractor's instructions. and mitigate all costs. In the event of such Owner termination, the Contractor's liability to the Subcontractor is limited to the extent to the Contractor's recovery on the Subcontractor's behalf under the Contract Documents. The Contractor agrees to permit the Subcontractor. at the Subcontractor's expense. to prosecute a claim in the name of the Contractor for the use and benefit of the Subcontractor in the manner provided in the Contract Documents for like claims by the Contractor upon the Owner.

     10.6 ASSIGNMENT OF SUBCONTRACT. The Contractor may assign this Subcontract at any time. Subcontractor hereby consents to such assignment and agrees to be bound to the assignee by the terms of this Subcontract.

     1O.7 SUSPENSION BY CONTRACTOIL  The Contractor may order the  Subcontractor
in  writing  to  suspend.   delay,   or  interrupt   all  or  any  part  of  the
Subcontractor's Work for such period of time as may be determined to be appropriate for the convenience of the Contractor. Phased or interrupted Work when required or scheduled shall not be deemed a suspension of Work. The Subcontractors shall notify the Contractor in writing within ten (10) working days after receipt of the Contractor's order of the effect of such order upon the Subcontractor's Work. To the extent allowed the Contractor under the Contract Documents, the Contract Price or contract time shall be adjusted by Subcontract Change Order for any increase in the time of cost of performance of this Agreement caused by such suspension. delay or interruption. No claim under this Article shall be allowed for any cost incurred more than ten (10) working days prior to the Subcontractor's notice to Contractor. Neither the Contract Price nor the contract time shall be adjusted under this Article for any suspension, delay or interruption to the extent that performance would have been so suspended, delayed, or interrupted by the fault or negligence of the Subcontractor or by a cause for which Subcontractor would have been responsible. The Contract Price shall not be adjusted under this Article for any suspension. delay or interruption to the extent that performance would have been suspended. delayed or interrupted by a cause for which the Subcontractor would have been entitled only to a time extension under this Agreement.

     10.8 WRONGFUL EXERCISE. If the Contractor wrongfully exercises any option under this Article. the Contractor shall be liable to the Subcontractor solely for the reasonable value of work performed by the Subcontractor prior to the Contractor's wrongful action. including reasonable overhead and profit on the Work performed less prior payments made.

                                   ARTICLE 11

                                 LABOR RELATIONS

     11.1 LABOR HARMONY. Subcontractor must work in harmony with other trades and other contractors and subcontractors on site. Subcontractor's labor disputes must not interfere with the purpose of the work and must be resolved promptly. if labor disputes involving the Subcontractor adversely impact the project, the Contractor may take corrective action under the provisions of Article 10.


                                   ARTICLE 12

                                 INDEMNIFICATION

     12.1 SUBCONTRACTOR'S PERFOR~VIANCE. To the fullest extent permitted .by law, the Subcontractor shall defend. indemnify and hold harmless. the Contractor (including the affiliates. parents and subsidiaries. their agents and employees and other contractors and subcontractors and all of their agents and employees and. when required of the Contractor by the Contract Documents, the Owner, the Architect. Architect's consultants, agents and employees from and against all claims, damages, loss and expenses. including but not limited to attorneys fees. arising out of our resulting from the performance of the Subcontract provided that:

     (a) any such claim. damage, loss or expense is attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property (other than the Sub-contractor's Work itself) including the loss of use resulting therefrom, to the extent caused or alleged to be caused in whole or part in any negligent act or omission of the Subcontractor or anyone directly or indirectly employed by the Subcontractor or for anyone for whose acts the Subcontractor may be liable, regardless of whether it is caused in part by a party indemnified hereunder:

(b) such obligation shall not be construed to negate. or abridge. or otherwise reduce any other right or obligation or indemnity which would otherwise exist as to any parry of person described in this Article 12.

     12.2 NO LIMITATION UPON LIABILITY. In any and all claims against the Owner. the Architect Architects consultants. agents and employees. the Contractor (including its affiliates, parents and subsidiaries) and other contractors or subcontractors, or any of their agents or employees. by any employee of the Subcontractor. anyone directly or indirectly employed by the Subcontractor or anyone for whose acts the Subcontractor may be liable. the indemnification obligation under this Article 12 shall not be limited in any way be any limitation on the amount or type of damages, compensation or benefits payable by or for the Subcontractor under worker's or workman's compensation acts, disability benefit acts or other employee benefit acts.

     12.3 COMPLIANCE WITH LAWS. The Subcontractor agrees to be bound by, and at its own cost comply with all federal, state and local laws, ordinances and regulations (hereinafter collectively referred to as "laws") applicable to the Subcontractor's Work including, but not limited to. equal employment opportunity, minority business enterprise. women's business enterprise, safety and all other laws with which the Contractor must comply according to the Contract Documents. The Subcontractor shall be liable to the Contractor and the Owner for all loss. cost and expense attributable to any acts of commission or omission by the Subcontractor. its employees and agents resulting from the failure to comply therewith, including, but not limited to, any fines, penalties or corrective measures.

     12.4 PATENTS. Except as otherwise provided by the Contract Documents. the Subcontractor shall pay all royalties and license fees which may be due on the inclusion of any patented materials in the Subcontractor's Work. The Subcontractor shall defend all suits for claims for infringement of any patent rights arising out of the Subcontractor's Work. which may be brought against the Contractor or Owner, and shall be liable to the Contractor and Owner for all loss. including all costs, expenses, and attorney's fees.

     l2.5 PAYROLL AND MISCELLANEOUS TAXES. Subcontractor hereby accepts and assumes full and exclusive liability for the payment of all state and municipal sales and materials taxes and contributions. taxes or premiums which may be payable or required under all applicable laws including but without limitation the State Unemployment Insurance Act. Federal Social Security Act. and any applicable unemployment 'insurance. compensation or reserve law, as to all employees engaged in the performance of the Work. The Subcontractor further agrees to sign an agreement in form and content as may be provided in regulations promulgated by the State or other authority having jurisdiction acting under or pursuant to applicable law and/or regulations. including' but not limited to the furnishing of such assurance by bond. guaranty, financial statement or other instrument as may be prescribed and required under such regulations. in order to effectively vest in the Subcontractor. and relieve the Contractor. from liability for contributions owed by reason of wages paid to employees of the Subcontractor. Subcontractor shall comply with the rules and regulations which may be issued by the Commissioner of Internal Revenue. Secretary of the Treasury, or their designee. for the enforcement of the Federal Social Security Act as to employees engaged in the performance of the Work and the Subcontractor shall indemnify and hold harmless the Contractor against any claim or demand or liability regardless of what taxing authority or other parry asserts that Subcontractor has failed to make the subject contribution) for contributions or taxes owed by reason of wages paid to employees of the Subcontractor engaged in the performance of the Work.

                                   ARTICLE 13

                                    INSURANCE

     13.1 SUBCONTRACTOR'S INSURANCE. Prior to start of the Subcontractor's Work. the Subcontractor shall procure for the Subcontractor's Work and maintain in force Worker's Compensation Insurance. Employer's Liability Insurance on an occurrence basis. and all insurance required of the Contractor under the Contract Document. The Contractor. Owner and other parties as designated in the Contract Documents shall be named as additional insured on each of these policies except for Worker's Compensation. This insurance shall include contractual liability insurance covering the Subcontractor's obligations under
Article 12.

     13.2 LMINIMUM LIMITS OF LIABILITY. The Subcontractor's Comprehensive or Commercial Liability Insurance and Comprehensive Automobile Liability Insurance. as required by Paragraph 13.1, shall be written with limits of liability as shown on attached Rider B.

     13.3 NUMBER OF POLICIES. Comprehensive or Commercial General Liability Insurance and other liability insurance may be arranged under a single policy for the full limits required or by a combination of underlying policies with the balance provided by an Excess or Umbrella Liability Policy',

     13.4 CANCELLATION. RENEWAL OR MODIFICATION. The Subcontractor shall maintain in effect all insurance coverage required under this Agreement at the Subcontractor's sole expense and with insurance companies acceptable to the Contractor. All insurance policies shall contain a provision that the coverages afforded thereunder shall not be cancelled or not reduced. nor restrictive modifications added. until at least thirty ~30) days prior written notice has been given to the Contractor unless otherwise specifically required in the Contract Documents. Certificates of Insurance. or certified copies of policies acceptable to the Contractor. shall be filed with the Contractor prior to the commencement of the Subcontractor's Work. In the event the Subcontractor fails to obtain or maintain any insurance coverage required under this Agreement, the Contractor may purchase such coverage and charge the expense thereof to the Subcontractor, or terminate this Agreement. The Subcontractor shall continue to carry completed operations liability insurance for at least two years after final payment. The Subcontractor shall fourths the Contractor evidence of such insurance at final payment and one year thereafter.

     13.5 BUILDER'S RISK INSURANCE. Upon written request of the Subcontractor. the Contractor shall provide the Subcontractor with a copy of the Builder's Risk policy of insurance or any other equipment insurance in force for the Project and procured by the Contractor. The Subcontractor shall satisfy itself prior to commencement of the Subcontractor's Work. If the Owner or Contractor have not purchased Builder's Risk insurance for the full insurable value of the Subcontractor's Work less a reasonable deductible, then the Subcontractor may procure such insurance as will protect the interests of the Subcontractor, its subcontractors and their subcontractors in the Work, and, by appropriate Change Order. the cost of such additional insurance shall be reimbursed to the Subcontractor.

     If not covered under the Builder's Risk policy of insurance or any other property or equipment insurance required by the Contract Documents. the Subcontractor shall procure and maintain at the Subcontractor's own expense. property and equipment insurance for portions of the Subcontractor's Work stored off the site or in transit. when such portions of the Subcontractor's Work are to be included in an application under Article 5.

     13.6 ENDORSEMENT. If the policies of insurance referred to in this Article require an endorsement to provide for continued coverage where there 5 a waver of subrogation. the owners of such policies will cause them to be so endorsed.

                                   ARTICLE 14

                                   ARBITRATION

     14.1 AGREEMENT TO ARBITRATE. All claims. disputes. and matters in question arising out of. or relating to, this Agreement or the breach thereof. except for claims which have been waived by the making or acceptance of final payment and except for the claims described in Paragraphs 14 2 and 14.3, shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American arbitration Association then in effect unless the parties mutually agree otherwise. Notwithstanding other provisions in the Agreement. this agreement to arbitrate shall be governed by the Federal Arbitration Act.

     14.2 OWNER RELATED CLAIMS. If the Subcontractor's demand for arbitration, Is related, in whole or in part. to any claim between the Owner and the Contractor. then the Subcontractor's claim shall not be the subject of a separate arbitration proceeding. Instead the Subcontractor shall. at its own expense. present such claim to the forum in which the Owner and the Contractor are proceeding on such claim; and the Subcontractor shall be conclusively bound by the decision of that forum which respect to the Subcontractor's claim.

     14.3 EXCEPTIONS. The agreement to arbitrate shall not apply to any claim of contribution or indemnity asserted by one party to this Agreement against the other parry and arising out of an action brought in a state or federal court or in arbitration by a person who is under no obligation to arbitrate the subject matter of such action with either of the parties hereto or does not consent to such arbitration; or the Subcontractor's claim is related. in whole or in part, to any claim between the Owner and the Contractor.

     14.4 APPL1CABILITY OF ARBITRATION. In any dispute arising over the application of this Article. the question of arbitrability shall be decided by the appropriate court and not by arbitration.

     14.5 NOTICE OF DEMAND. Notice of the demand for arbitration shall be tiled in writing with the other party to this Agreement and with the American Arbitration Association. The demand for arbitration shall be made as required in the Contract Documents or within a reasonable time after written notice of the claim. dispute or other matter in question would be barred by the applicable statute of limitation. whichever shall first occur. The location of the arbitration proceedings shall be the location of the Contractor's principal place of business.

     14.6 AWARD. The award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

     14.7 WORK CONTINUATION AND PAYMENT. Unless otherwise agreed in writing, the Subcontractor shall carry on the Work and maintain the Schedule of Work pending arbitration. !f the Subcontractor is continuing to perform, the contractor shall continue to make payments in accordance with this Agreement.

     14.8 NO LIMITATION RIGHTS OR REMEDIES. Nothing in this Article shall limit any rights or remedies not expressly waived by the Subcontractor which the Subcontractor may have under lien laws or payment bonds.

     14.9 SAME ARBITRATIONS. To the extent not prohibited by their contracts with others. the claims and disputes of the Owner. Contractor. Subcontractor and other subcontractors involving a common question of fact or law shall be heard by the same arbitrator(s) in a single proceeding.

                                   ARTICLE 15

                             CONTRACT INTERPRETATION

     15.1 LAW AND EFFECT. This Agreement shall be governed by the laws of the State in which the Project is located.

     15.2 SEVERABILITY AND WAIVEIL The partial or complete invalidity of any one or more provisions of this Agreement shall not affect the validity or continuing once and effect of any other provision. The failure of either party hereto to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right herein. shall not be construed as a waiver or relinquishment of such term. covenant. condition or right as respects further performance.

     15.3 TITLES. The titles given to the Articles of this Agreement are for ease of reference only and shall not be relied upon or cited for any other purpose.

     15.4 ENTIRE AGREEMENT. This Agreement is solely for the benefit of the signatories hereto and represents the entire and integrated agreement between the parties hereto and supersedes all prior negotiations, representations. or agreements. either written or oral.


                                   ARTICLE 16
                               SPECIAL PROVISIONS

     16.1 PRECEDENCE. It is understood the work to be performed under this Agreement including the terms and conditions thereof. is as described in Articles I through 16 together with all attached Riders.

     16.2 SCOPE OF WORK. The Subcontractor shall perform all work necessary or incidental to complete the Work as described in Article I for the Project in strict accordance with this Agreement, the Contract Documents. and as more particularly set forth in Rider A 'Scope of Work".

     16.3 OTHER SPECIAL PROViSi6NS. (Insert here any special provisions required by this Agreement.)

     16.4 CONTRACT DOCUMENTS. The Contract Documents shall consist of the following documents: (List applicable Contract Drawings including specifications. drawings, addenda modifications. and exercised alternates. Identify with general description. sheet numbers. and latest date including revisions.)

     RIDER B INSURANCE REQUIREMENTS MINIMUM LIMITS OF LIABILITY.

     RIDER C CAPITAL IMPROVEMENT/OR TAX EXEMPT CERTIFICATES.

     RIDER D- DRAWINGS AND SPECIFICATIONS.

     RIDER E - HUMPHREYS & HARDINGS, INC. SPECIAL PROVISIONS

     RIDER F - SCHEDULE

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-337 E. 45th STREET
NEW YORK, NEW YORK

                                    RIDER 'A'
                    #05100 STRUCTI~~L STEEL & METAL DECK WORK

Provide all labor, materials, equipment,  engineering and supervision to perform
  Structural Steel & Metal Deck Work to include, but not limited to production, fabrication, delivery and erection of structural steel and metal decking assemblies in accordance with the following specification sections:

DIVISION 1 - GENERAL REQUIREMENTS - ALL SECTIONS
STRUCTURAL DRAWN1G BOOK P4560400
SPECIFICATION SECTION 05100 STRUCTURAL STEEL
SPECIFICATION SECTION 05300 METAL DECK AND STUD SHEAR CONNECTORS

and all related design documents shown in Rider 'D' of this agreement as prepared by Pei, Cobb, Freed & Partners.

The  following  work is  also to be  included  in the  Structural  Steel & Metal
Decking:

A.    GENERAL:

1. Labor Harmony Subcontractor shall ensure labor harmony during the course of it work.

2. Temporary Structures and Field Offices: The Subcontractor shall construct and maintain, in locations approved by the General Contractor, temporary structures, offices, material sheds, storage sheds, or other similar enclosed structures required for the performance of its work. Subcontractor shall construct or place temporary structures on, or secured to adequate foundation material. Provide connections to utility services (telephone I fax, electric, etc.) at its own cost with the Electrical Subcontractor. (Use of construction Managers equipment and services is not permitted.) Subcontractor shall provide OSHA compliant steps and landings at entrance doors as required.

3. Noise Controls: The Subcontractor shall ensure that the work will be executed in a careflil and orderly manner; with the least possible noise or disturbance to the occupants of adjacent buildings, properties, or to the public. Subcontractor shall ensure that gasoline and diesel fuel operated equipment or vehicles shall be equipped with proper mufflers and insulators so that noise will be reduced to a minimum. Subcontractor shall ensure that pneumatic equipment shall be of a type and size, suitable for condition of use,

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
3~5-337 E. 45th STREET
NEW YORK, NEW YORK

                                    RIDER 'A'
                    #05100 STRUCTU~AL STEEL & METAL DECK WORK


     selected for maximum noise control. Subcontractor shall utilize every reasonable means to minimize vibration and noise. Blasting or similar operations will not be allowed. No construction activity exceeding 75 dba decibels as measured at the project property line shall be allowed to start before 8:00 A.NI. or extended beyond 6:00 P~M.

4. Pest and Rodent Control: Subcontractor to perform pest and rodent controlling activities as necessary, within its work and storage area(s) to maintain site free of infestation during the work. These activities must be approved by General Contractor.

5. Security: Subcontractor to secure and protect its working & storage areas, equipment and office(s) during the course of its work.

6. Pollution Control & Cleaning: The Subcontractor shall not, in connection with the work, discharge smoke, dust, or other contaminants into the atmosphere or discharge any fluids or materials into any lake, river, stream, or channel as will violate regulations of the Department of Buildings. Control accumulated waste materials and rubbish from its work and dispose in containers provided by the General Contractor. Burning of materials is not permitted.

7. Maintenance: Subcontractor to provide periodic maintenance and cleaning for its temporary facilities and equipment. The Subcontractor shall maintain its protection in proper and safe condition and in accordance with all applicable life & health safety codes. The Subcontractor shall maintain access to its work and storage areas without blocking access of subsequent trades.

8.    Removal:   Subcontractor  to  completely   remove  all  of  its  temporary
      facilities.   Subcontractor  shall  clean  and  repair  damage  caused  by installation or by use of its temporary facilities. Subcontractor to restore existing facilities and utilities used for its temporary purposes and scheduled to remain to original condition.

9. Temporary Power: Subcontractor to provide its own power (i.e. generator) and to include all associated standby trades for its own operations.

10. Existing Bench Mark Survey: Subcontractor will be provided with a bench mark survey with major axis lines and elevations. All required engineering layout from this information necessary to perform the work is by this Subcontractor. This Subcontractor is to

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-337 E. 45th STREET
NEW YORK, NEW YORK
RIDER 'A'
05l00 STRUCTURAL STEEL & 'METAL DECK WORK


     deliver to the General Contractor an anchor bolt survey prepared by a licensed surveyor and which shows the true position of each anchor bolt as well as the bolt pattern required by the steel fabricator. This survey must be delivered at least direct days prior to steel erection.

11. As-Built Survey: Subcontractor is to provide a complete engineers survey upon completion of its work, from an approved licensed surveyor.

12. Maintaining Access to Site: The Subcontractor shall maintain adequate provisions to facilitate access and mobility of fire apparatus, and other emergency and / or service vehicles, equipment and personnel to the site.

13. Street Openings: The Subcontractor shall not make any street or sidewalk openings / cuts that deviate from the Contract Documents for any reason.

14. Barriers: Furnish, install and maintain OSHA compliant barriers, as well as barriers required to prevent public entry, to provide traffic control, to protect the work, existing facilities, streets, trees, paths rock work, gates, etc., from construction operations.

15. OSHA Requirements: Subcontractor to provide all labor and material for site protection as required by local, state and OSHA rules and regulations for any and all hazards created as a result of the work of this contract.

16. Streets: Do not close or obstruct streets, walks or other occupied or used facilities without permission from the Department of Highways. If permission is granted by the General Contractor, provide alternate routes around closed or obstructed traffic ways as required by regulations.

17. Access to Work: Maintain access to site. During wet periods, the Subcontractor shall provide site / soil stabilization where necessary to allow for its construction equipment.

18. Dust Control: Subcontractor shall control dust at site by moistening surfaces and / or providing other acceptable forms of dust control to prevent dust being a nuisance. Sweep streets in the vicinity of site entrances and exits daily, to alleviate dust and mud in the streets.

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-337E. 45th STREET
NEW YORK, NEW YORK

                                    RIDER 'A'
                    #05100 STRUCTURAL STEEL & METAL DECK WORK

     19. Coordination: Subcontractor shall provide all required engineering and coordination for its work and other associated trades. It will be the responsibility of this contract to produce coordinated layout drawings for interface with all other related trades. As-Built conditions will be incorporated in the same manner.

     20. Existing Utilities & Structures: Subcontractor is responsible for protecting, existing or new utilities, walls and trees. Subcontractor is responsible for all the repair of any damage to existing utilities, walls and trees resulting from its work.

     21. Snow & Ice Removal: Subcontractor shall provide snow and ice removal for site access for its employees

     22. Cleaning: Subcontractor is responsible for all clean up of all rubbish, generated by its workers so as to maintain a safe and clean site. General Contractor will review the site conditions daily and notify Subcontractor of any deficiencies.

     23. Schedule of Values: Subcontractor's contract price shall be broken down in manner acceptable to the General Contractor.

     24. Adjacent Property: It is understood by this Subcontractor that the adjacent property is not available for the storage of any material and or equipment.

     25. Master Mechanic: Subcontractor understands that the pro-rata share of the cost of a Master Mechanic, if required, is included in the cost of this contract. ---------------

     26. Performance & Payment Bond: Subcontractors Price includes ~ costs associated with a Performance and Payment Bond.

     27. Shop  Drawings:  Subcontractors  price includes the submission of three
(3) reproducible sepias and five (5) blue line prints. -------------

     28. Privacy of the Owner: The Subcontractor acknowledges and understands that the project is intended to house the Ambassador of the Permanent Mission of the Government of the Republic of Korea to the United Nations. and that therefore the utmost care must be utilized to keep all of the plans, specifications, and drawings for the project as well as floor layouts and uses, strictly confidential. The Subcontractor shall not divulge information concerning the Owner of the project to anyone (except for information concerning the project required

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-337 E. 45th STREET
NEW YORK~ NEW YORK
RIDER 'A'
#05100 STRUCTURAL STEEL & METAL DECK WORK


     for applications for permits, and except to the Architect's consultants. the Contractor, and others performing work on a need to know basis), without the Owner's prior written consent. The Subcontractor shall obtain similar agreements from all of its Subcontractors and Subconsultants. The Owner reserves the right to release all information as well as to time its release, from or content. Notwithstanding, the foregoing, this provision shall not apply to information that is in the public domain. The provisions of this article shall survive the expiration or termination of this agreement.

B.    STRUCTURAL STEEL -05100:

     1. Subcontractors work includes all permits for its steel erection.

     2. Subcontractors work includes the coordinating and furnishing of the following items to the foundation and superstructure concrete subcontractors: base, bearing & leveling plates, wall plates and anchor bolts and all embeded structural items.

     3. Subcontractors work includes the furnishing and installation of the following items: beams, columns, girders, bracing, trusses, elevator separator, hoist beams, sill angles, posts, struts and hangers support brackets, seat angles, metal deck supports, lintels attached to structural steel, and associated connections.

     4. Subcontractors work includes galvanizing, shop priming and field touch up as specified.

     5. Subcontractors work includes a pre-installation anchor~bolt survey.

     6. Subcontractors work includes four (4) anchor bolts and enlarged base plates at the cellar level.

     7. Subcontractors work includes the furnishing and installation of exposed structural steel and two (2) coat paint finish @ top of building.

     8. Subcontractors work includes the splicing, plumbing and leveling of the cellar and 1st floor structural members as may be required to allow for the installation of the 1st floor supported slab.

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-337 E. 45th STREET
NEW YORK, NEW YORK
                                    RIDER 'A'
                    #05 OC STRUCTURAL STEEL & METAL DECK WORK

     9. Subcontractor shall furnish and install OSHA double cable ~ 60" and 42" at building perimeter.

     10.Subcontractor shall furnish and install metal angles and single cable at all interior deck openings. Subcontractor shall also provide metal decking or plank to cover deck openings.

     11.Subcontractors work includes fire watch as required.

     12.Subcontractor shall supply all welding and burning certifications as required.

     13. Subcontractors work includes the supplying of mill certificates in a timely fashion.

     14. Subcontractor shall provide impending loads to be exerted on first floor slab, for design and shoring installation bt others required for crane installation and use.

C.  METAL DECKING AIND STUD SHEAR CONNECTIONS -05300:

      1. Subcontractors work includes all permits for metal deck assembly placement.

     2. Subcontractors work includes the following: Non-cellular metal decking, flashing saddles, sumps, closure members, cover plates, metal screed ~ building perimeter & openings, metal flashing and closure plates around all columns and penetrations, hanger tabs, cutting and forming of holes an openings to support temporary and permanate construction, miscellaneous supports and shoring framing as shown on the contract documents.

     3. Subcontractors work includes all field touch up as specified.

     4. Subcontractors work includes shear stud ferrule removal.

D.  USE OF ERECTION EQUIPMENT BY OTHER TRADES:

      1. Subcontractors price includes 1/2 hour picks for the following trades on regular time:

Plumbing - 2 Lifts
Electrical - 4 Lifts
Mechanical - 6 Lifts
Misc. Metals 5 Lifts

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-337 E. 45th STREET
NEW YORK, NEW YORK
                                    RIDER 'A'
                    #05100 STRUCTUR~L STEEL & METAL DECK WORK

      2. At die end of subcontractors erection period, subcontractor shall turn over the crane to the exterior wall erector. Exterior wall erector shall be responsible for rental and crane removal at the completion of their work.

E.  SCHEDULE/LOGISTICS:

     1. The project completion date for Structural Steel & Metal Deck Work is June 15, 1997. Subcontractor shall perform all submittals, fabrication and installation of the work to meet the time requirements for the work as defined by the project schedule completion date as outlined. The project schedule shown in Rider 'F' of this agreement is to serve as a guideline for meeting the stated end date. Any and all required refinements to this schedule, as a result of detailed Subcontractor information, shall not entitle this Subcontractor to additional monies for the work.

     a) Subcontractor agrees to commence die submittal process immediately after award of this contract, and Notice of Award I Letter of Intent of this contract.

     b) Subcontractor will mobilize, order material and continue required operations no later than one (1) week after Notice of Award I Letter of Intent.

     c) Subcontractors work shall include two (2) mobilizations for structural steel:

     1.Approx. March 15, 1997, erect cellar & 1st floor steel, plumb & level) as required for the installation of the 1st floor supported slab.

     2.Approx. May 1, 1997, erect 2nd floor through completion of structural steel.

     d) Subcontractor shall complete metal deck work by March 15, 1996.

     2. It is understood that the subcontractor cannot close 45th Street for steel erection. Therefore subcontractors equipment and counter weight must be contained within the 40'-0" envelope from the building to the outside dimension of the 8'-0" parking lane. Subcontractors price shall include either of three
(3) erection methods: I.Crawling tower crane and associated cribbing & shoring. 2.Cherry picker & guy derrick. 3.Cherry picker & 140 ton Link-Belt truck crane.

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-33~, E. 45th STREET
NEW YORK, NEW YORK

                                    RIDER 'A'
                    #05100 STRUCTURAL STEEL & METAL DECK WORK

F.  EXCLUSIONS:

     1. Sales Tax.

     2. Field & mill testing & inspections. (By General Contractor)

     3.   Cutting  &  patching   of   concrete.   ~y   Superstructure   Concrete
Subcontractor)

     4. Setting or grouting of base & leveling plates and anchor bolts. (13y Superstructure Concrete Subcontractor)

     5. Loose lintels.(By Miscellaneoud Iron Subcontractor)

     6.   Superstructure   Concrete   shoring   design  &   installation.   (13y
Superstructure Concrete Subcontractor)


G.  UNIT PRICE LIST:

     The following unit prices will be used at the sole direction of the general contractor, and are for additions and deletions to the Subcontract Scope. These prices are inclusive of all labor, materials, waste, transportation, tools, equipment, overhead, administrative costs and profit. The unit prices are in effect for the life of the project.

DESCRIPTION:                                   UNIT            ADDITION                   DELETION

      Structural Steel:
          A36 & Assemblies                     S/LBS           1.20/lb                     .90/lb
          ASO & Assemblies                     S/LBS           1.40/lb                    1.15/lb

      Metal Deck:
          20 gague, 2" & Shear Studs           S/SF              4.00/sf                  3.00/lb
          Shear Studs                          S/EA              4.00/ea                  3.00/lb

Labor Units:

The following labor rates are listed by craft and classification and are to include base wages, benefits, taxes, insurance, payroll costs, overhead and profit.

Craft                   Classification       Straight Time
                                             Hourly Rate    Overtime Hourly Rate
Operator 15             Oiler                $85/hr



Operator 14            Journeyman            $105/hr
Local 40               Foreman               $110/hr
                       journeyman            $108/hr
                       Apprentice            $100/hr
                       Welder                $123/hr

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-337 E. 45th STREET
NEW YORK, NEW YORK
                                    RIDER 'A'
                    #05100 STRUCTURAL STEEL & METAL DECK WORK

Craft                   Classification
Straight Time                                                   Overtime
                                                                Hourly Rate             Hourly Rate
Drafts Person                                                    $60/hr
Crane                                                            $200/hr



                              - END OF RIDER "A" -

PERMANENT MISSION
TO THE REPUBLIC OF KOREA
335-337 E. 45th STREET
NEW YORK. NEW YORK


                                    RIDER 'B'
                             INSURANCE REQUIREMENTS

The subcontractor will be required to execute H&H standard subcontract from which is available for review in H&H main and job site offices which contains a Broad Form Hold Harmless Clause. The Subcontract Form requires the Subcontractor to carry the following insurances.

     a.Worker's compensation insurance as required by State Law for all persons employed in connection with the construction.

     b.Contractor S Public Liability Insurance including Contractual Liability Insurance against the liability assumed in the Broad Form Hold Harmless Clause. including the Contractor S Protective Liability Insurance if the subcontractor sublets to another all or any portion of the work with the following minimum limits:

Comprehensive General Liability
 a. Bodily Injury                            $2.000.000 Per Accident
 b. Property Damage                          $1,000.000 Per Accident

     c.Automobile Liability Insurance covering all owned and hired automobiles used in connection with the work with die following limits:

     a. Bodily;  Injury and  Property  Damage

(Combined  Single  Limit)          $3.000.000 Per Accident
Excess (Umbrella) Liability        $5.000.000 Per Accident

     d. Each policy of Required Subcontractor Insurance shall contain an agreement by the insurer that such policy shall not be concealed or amended. or any coverage reduced. without at least thirty (~0) days prior written notice by registered mail to H&H/: and endorsement designating Humphreys & Harding Inc. The Republic of Korea Pei Cobb Freed & Partners. The Pyne Company. Leslie E. Robertson Associates. and Jaros Baum & Boiles as additional insured.



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
Permanent Mission of The
Republic of Korea
335-337E. 45th Street
New York. New York

                                   RIDER "E"

                      KOREAN MISSION TO THE UNITED NATIONS

1.  GENERAL REOUREMFNTS:

     a. These Special Provisions are in addition to the Requirements of the General Conditions of the Construction Contract between The Republic of Korea
(ROK) and Humphreys & Harding, Inc. (General Contractor). In case of contradictions these Special Provisions shall govern, except where specifically noted otherwise.

     b. ft is the Subcontractor's responsibility to submit and keep two (2) copies of Certificates of Insurance with General Contractor Accounting Department. Work cannot start until Insurance Certificates are submitted, reviewed and approved.

     c. Each Subcontractor shall be prepared to provide Insurance in accordance with the requirements of Rider "B" of the Subcontract Agreement.

     d. No payment will be made to the Subcontractor after the expiration date noted on the latest submitted Insurance Certificate.

     e. The Subcontractor, and? any lower tiered Subcontractors, warrant that prior to the submission of their Lump Sum Proposal. a visit to the site has been performed for the purpose of fully understanding and accepting all conditions in and around the construction site.

     f. Subcontractor agrees that this Project Site is located in an area of high traffic congestion; and Subcontractor shall endeavor to schedule the work so as to minimize disruption of traffic and not to incur delays to the project schedule by reason of traffic.

     g. Subcontractor agrees to abide by all terms and conditions described in the ROK contract with General Contractor. A copy will be made available upon reasonable notice for review at General Contractor's office during normal working hours.

      2. STORAGE OF MATERIALS:

     Subcontractor is hereby notified that facilities for storage may not be available at the job site. It is the responsibility of this Subcontractor to make whatever arrangements may be necessary for storage offsite to insure proper supply of materials to the job to meet

Permanent Mission of The
Republic of Korea
335-337 E. 45th Street
New York. New York

                                   RIDER "E"

     d. Temporary toilet facilities for work persons.

     e. Subcontractors may be responsible for providing hoisting for their materials. Hoisting is to be performed during normal working hours. Subcontractors who deliver material on off hours or on weekends / holidays will be responsible for all required stand-by trades and costs.

     f. Excluding only tests and testing performed by a Testing Engineer / Laboratory in the employ of the (Owner, & General Contractor) the Subcontractor shall be responsible for the execution of all tests and testing required by the Specifications and by all Governmental Authorities having jurisdiction, and shall pay the costs of all such tests and testing. The Subcontractor shall submit certified results of the tests to General Contractor for the Architect's approval. If directed in writing by General Contractor. the Subcontractor shall provide additional tests and testing, performed by approved personnel working under the direction and supervision of General Contractor. The additional tests and testing would be for the purpose of establishing compliance with the Contract; and should proper compliance be established, the direct charges for the additional test and testing will be paid by the owner. Should non-compliance with the contract be established, the Subcontractor shall pay for all charges and costs, direct or indirect, incurred by reason of correcting the work. Any repeat tests required because of the test result showing material not to conform to specifications shall be paid for by the Subcontractor.

     g. Subcontractor and their work persons will not be allowed to use the telephones at the General Contractor's field office.

     h. Removal of rubbish from the site will be performed by General Contractor. Subcontractors will be responsible to place all their debris and rubbish into the containers provided by General Contractor on a daily basis. Failure by the Subcontractor to adhere to this provision will be grounds for General Contractor to back charge their account to perform this service.

     i. General Contractor will provide the main axis lines and bench marks around the site. The Subcontractor shall layout its own work from these lines and bench marks and shall be responsible for damage or loss due to incorrect layout or performance of its work. Final layouts to be approved by General Contractor.

Permanent Mission of The
Republic of Korea
335-337 F. 45th Street
New York. New York

                                   RIDER "E"

     progress schedule requirements. All job site storage locations must have prior approval of General Contractor The Subcontractor is not guaranteed continued use of such storage locations. Upon request by General Contractor, the Subcontractor will relocate at his/her own expense, the material and equipment as required for building and site work requirements and progress. Payment for all stored materials will be subject to General Contractor requirements and prior approval.

     b. The storage of materials and apparatus, on site, shall be permitted only to the extent approved by General Contractor. If materials and apparatus so stored, obstruct the progress of any portion of the work. they shall be moved by the Subcontractor without reimbursement of cost, from place to place or from the premises, as General Contractor may direct. The cost of off-site storage I staging areas and storage facilities for bulk materials and large quantities of materials, if necessary, shall be included in the subcontractor's price.

3.  SERVICES PROVIDED BY GENERAL CONTRACTOR:

     General Contractor will provide the following services at the job site (as progress of the building and site allows) for the benefit of Subcontractors without cost to them, except as may be otherwise stated oi

     a. Watch person services may be provided. General Contractor will not be responsible for loss on the account of their or otherwise, of the property of any Subcontractor or their employees, including construction materials not yet accepted by the Owner I General Contractor.

     b. Water for construction purposes is available. Any special requirements for water shall be borne by the Subcontractor.

     c. Electric current for normal construction purposes from 8:00 A.M. to 3:30 P.M., Monday through Friday, consisting of 120/208 volts, three-phase, four-wire, 60 Hz. A.C. will be available on site according to General Contractor's Specifications for Temporary Light and Power. All costs resulting from connections to this power source will be by the Subcontractor. Each
Subcontractor will provide information for shanty requirements. Each Subcontractor will be required to pay for any extension of Temporary Light and Power beyond General Contractor's Specifications, that may be required for its work.

Permanent Mission of The
Republic of Korea
335-337E. 45th Street
New York. New York

                                      RIDER "E"

         j. The Subcontractor shall, at all times during the course of the work. cooperate with General Contractor in carrying out General Contractor's programs for pest and vermin control and cleanliness of the building and site. The Subcontractor and its Subcontractor's will only store gasoline and other flammable liquids in and dispense the same from Underwriter Laboratories' listed safety containers and in conformance with the recommendations of the National Board of Fire Underwriters. Tarpaulins utilized by the Subcontractor or its Sub-Subcontractors shall have the Underwriters Laboratories' approval and shall comply with Federal Specifications CCC-D-746. The Subcontractor shall properly secure and maintain the securing of all of its tarpaulins during the course of the project and especially prior to and during sever weather.

4.  REOUTREMENTS OF SUBCONTRACTORS:

     b. Subcontractor shall designate one or more senior persons. who have full authority, individually to act for Subcontractor under and with respect to the Contract. The acts of each such representative shall be fully binding to the Subcontractor. The Subcontractor may change it's designation of any representative by five (5) days prior written notice to General Contractor by Certified Mail, all prior acts of such authorized representatives shall remain binding upon the Subcontractor.

     c. Subcontractor shall enforce strict discipline and good order at all times among the Subcontractor's employees.

     d. Before starting the work, Subcontractor shall designate one or more employees as the Subcontractor's Superintendent, who shall be present on the Project Site with any necessary assistance, when Subcontractor is performing work. Subcontractors Superintendent shall be a senior and responsible employee of the Subcontractor, who is qualified for such assignment. Upon request by General Contractor, Subcontractor shall replace this individual if it is determined, in General Contractor opinion, that the supervision level is inadequate to properly perform the work.

     e. Locations of Subcontractor's items of plant and tools such as hoists, mixers, cutters, etc., must be approved by General Contractor Superintendent.

     f. When temporary utilities have been installed, any Subcontractor working before the hours of 7:30 A.M. and after 4:30 P.M., on a normal working day, Monday through Friday,

Permanent Mission of The
Republic of Korea
335-3'~7 E. 45th Street
New York, New York

                                   RIDER "E"


     shall note that he must bear the added cost. if any, for providing temporary light and power, or other temporary services outside these hours unless such overtime is being worked at the request of General Contractor's Superintendent. Subcontractor must notify General Contractor's Superintendent by 12:00 P.M. of any date work is to be performed on an overtime basis.

     g. Subcontractors shall pay for cost of installation of temporary lights, power, heat and telephone for their user at their changing area.

     h. Subcontractors shall provide the scaffolding and related equipment required in connection with their own work.

     i. Subcontractor shall protect from damage and be responsible for their own work until accepted in accordance with the terms of the Contract.

     j. Subcontractors are expected to perform out-of-sequence work. The terminology "out of sequence work" shall also include "comeback work" made necessary by removal of plant, temporary wiring, piping or hoisting guy, etc., which are not removed until the building I site is substantially complete. and shall also include a normal and reasonable amount of "comeback" to complete work in each area I floor. Subcontractors shall include in their proposals. the cost of this work.

     k. In addition to standards of governing agencies mentioned in the Contract Documents, it should be noted that the Local Building Inspector also has jurisdiction.

     1. Subcontractor shall include all cutting required by trade jurisdiction in connection with their work, or caused by omission or negligence on the part of the Subcontractor. Patching will be performed by others but charged to the Subcontractor in cases of omission or negligence on their part.

     m. Subcontractor shall be responsible for correction of any damage to the work of preceding trades during the performance of their work.

     n. Subcontractor will, within fifteen (15) working days after award of subcontract, prepare and submit to General Contractor an acceptable detailed schedule in an approved

Permanent Mission of The
Republic of Korea
335-337E. 45th Street
New York, New York

                                   RIDER "E"

     formar (suretrak) outlining phases of the work. clearly stating critical dates. manpower requirements, shop drawing schedule, long lead items, fabrication dates, delivery and testing schedule and schedule of values. Schedules are to be updated, formatted, or supplemented as required by General Contractor. No progress payment will be issued to the Subcontractor until all conditions stated above are satisfactorily met as judged by General Contractor

     0. The Subcontractor shall also be responsible for final cleaning of their work. This shall include removal of marks, stains, fingerprints, dirt, paint. etc.' regardless of origin. The finished product shall be cleaned to the complete satisfaction of General Contractor and the Architect before final approval is requested and granted.

     p. There are no provisions for on-site parking.

     q. Each Subcontractor shall have responsible representation at coordination meetings held in General Contractor's offices, when scheduled by General Contractor. This responsible representation will include the authority by Subcontractor management to respond to all matters pertaining to the agreement with General Contractor to include labor, engineering, purchasing and expediting requirements. These meetings will be held as often as required to arrange for satisfactory coordination of all building and site trades so as not to impede job progress. Subcontractors falling to abide by the provisions shall be held responsible for any delays and / or expenses incurred due to coordination difficulties in I with their trades.

     r. Subcontractor may review the General Conditions of the Contract of Construction. The Plans and Specifications covering the work of other trades, shall be the responsibility of this Subcontractor for coordination of their work with others.

     s. Subcontractor shall submit shop drawings, prints, reproducibles, catalog cuts, brochures, samples, etc., in the following quantities: 1. Shop Drawings - 3 sepia + 5 prints. (Architectural & Structural) 2 sepias + 6 prints (Electrical & Mechanical) 2. Catalog cuts & Brochures - 9 copies (Architectural) 11 copies (Electrical & Mechanical) 3. Samples -4 Samples are required.

     t. When materials are specified to be furnished by others or furnished and delivered only, it

Permanent Mission of The
Republic of Korea
335-337E. 45th Street
New York. New York

                                   RIDER "E"

     shall be understood that such materials are to be furnished and delivered F.O.B. site, and the receiving, unloading, handling and other work thereafter will be furnished by each Subcontractor installing the materials as part of his Contract Scope.

     u. Should, in the opinion of General Contractor, it become necessary for General Contractor to supplement the Subcontractors expediting efforts in order to maintain job progress. then all costs incurred by General Contractor for this effort will be back charged to the Subcontractor as General Contractor may elect.

     v. By 9:30 A.M. of each working day, Subcontractor must submit to General Contractor Project Superintendent the following information:

     1. The number of persons working at the site, broken down to indicate classification, i.e., forepersons. journey persons, apprentices, etc., including second tier Subcontractors, and a count of minorities and female employees.

     2. Brief description of the work and where it is being performed, including quantities of materials to be placed i.e., yards of concrete poured, tonnage and number of pieces of steel in place, list ofmajor equipment, etc.

     w. Access to the site will be via existing New York City streets and gates per General Contractor Site Logistic Plan.

     x. In the event that the Subcontractor shall introduce upon the project any equipment. tools, plant, labor, or services in connection with the work, which when added to the equipment tools, plant labor and services employed upon the project by other & subcontractors will, pursuant to the provisions of any applicable code, ordinance, regulation, or agreement, necessitate the employment of additional labor, services, or equipment on the project, the Subcontractors shall be responsible for any payments for their pro rata share of the cost of such additional labor, services and equipment.

     y. The Subcontractor is solely responsible for determining and supervising all temporary and permanent erection and construction sequences. techniques or methods required for its work and for preventing the overloading of any temporary or permanent members or areas of the project. The Subcontractor shall take positive action to ensure the discharge of these responsibilities and to ensure the safety of all persons and the safe performance of its work, subject to the concurrence of Construction Manager.

Permanent Mission of The
Republic of Korea
335-337 E. 45th Street
New York, New York

                                   RIDER "E"


     that such policy shall not be canceled or amended. or any coverage reduced, without at least thirty (30) days prior 'written notice by registered mail to General Contractor and endorsement designating ROK, Humphreys & Harding, Inc. Pei, Cobb Freed & Partners.

8.  CHANGES TO THE CONTRACT:

     a. No overhead or profit will be allowed on premium time authorized, to perform contract work.

     b. Allowable charges for changes.

     For each Subcontractor involved with work performed by his own forces: 10% overhead and 5% profit of the cost of his work, plus 15% for second tier Subcontractors. In no case shall the applicable percentage for overhead and profit for all tiers of subcontractors exceed 16% Overhead shall include the following:

     1. Supervision and superintendents. Not forepersons)

     2. Timekeeper wages.

     3. Clerical work.

     4. Small tolls.

     5. Incidentals general office and plant expense.

     All changes in the work shall be submitted in the following manner. Change Order Requests failing to comply with this form will be returned for correction.

     a. Materials FOB Job Site (Itemized Breakdown)    $

     b. *Rent of Equipment (List Separately)           $

     c. Labor (Itemized Breakdown)                     $

     d. Second tier Work (if applicable, same
     breakdown as shown above) with 15%
     Overhead & Profit                                 $

     e. **Overhead & Profit - 15% for items
          (a) + (b) + ( c)                             $

Permanent Mission of The
Republic of Korea
335-337 E. 45th Street
New York, New York

                                    RIDER "E"

     f. 5% for item (d)                                $

     g. Payment & Performance Bond ('f Applicable)     $

     TOTAL                                             $

      *  Rates not in excess of those prevailing in area.

      * *If deductive changes. this figure to be 10% when both additions and deductions are involved in any one change, the allowance for general condition items and fee shall be figured on the basis of net increase and decrease if any.

     General Contractor will issue to the Subcontractor one (1) set of prints of the Contract Drawings and Specifications at the start of its Subcontract and the same of any revised drawings during the performance of his contract, which may affect the scope of their Subcontract work. Subcontractors shall be responsible for cost of reproducing additional prints for their own use their supplier's use.

     c. Requests for Change orders are to be submitted in duplicate to General Contractor. Each shall state which Change Order Request number is being quoted. Change Order Requests. when issued, are to be estimated and the quote returned to General Contractor within (10) days of receipt. Any extensions of time required must be so noted. If no written response from the Subcontractor I Vendor is received within the ten (10) day period, General Contractor will require that the work be performed at a cost established by General Contractor.

9.  MONTHLY INVOICE:

         a. The formal Subcontractor I Vendor invoice shall be submitted to General Contractor no later that the 13th and 25th of each month with the value of the work projected through the end of that month.

         b. The General Contractor's formal Bi- monthly invoice to the owner shall be submitted no later than the 5th day of each month with the value of the work projected for the period in question. General Contractor is to receive payment from the Owner the following month and will expeditiously make payments to the Subcontractor.

Permanent Mission of The
Republic of Korea
335-337E. 45th Street
New York, New York

RIDER "E"

     c.   General   Contractor's   Affidavit   and  Release  of  Lien  from  the
Subcontractor will be required on a monthly basis, and will be required at all retention reduction and final payment requests.

     d. Retainage will be held pursuant per General Contractor's standard Subcontract terms.


10. SAFETY & PROTECTION:

     a. The Subcontractor shall provide for protecting the lives and health of employees and other persons; preventing damage to property, material, supplies, and equipment; and avoiding work interruptions. For these purposes the Subcontractor shall provide

     General Contractor the following:

     1. Written site specific Safety Program.

     2. Written Hazardous Material Communication Program and Material Safety Data Sheets

     2. Provide appropriate safety barricades, signs and signal lights.

     3. Comply with standard issued by Federal, State, and local authorities.

     4. Ensure that any additional measures that General Contractor determines to be reasonably necessary for this purpose shall be taken.

     b. General Contractor will hold safety meetings on a scheduled basis each month with on site personnel from each trade performing work on the site. At least one (1) representative (foreperson level or above) from each Subcontractor must be present. Each Subcontractor will be required to review with its employees all items discussed. In addition, General Contractors Site Safety Coordinator will hold regular meetings with individual forepersons, and shop stewards. All supervisory personnel shall be continually on the alert for safety hazards and report these and all accidents and injuries to General Contractor immediately. Accident reports shall be submitted to General Contractors field office the same day of the accident.

     c. Fire Protection - The Subcontractor shall conform to all applicable fire regulations.

     d. Any costs to General Contractor for Federal, State or Local fines and I or penalties resulting from Subcontractor's operations will be back charged to their account

Permanent Mission of The
Republic of Korea
335-337 E. 45th Street
New York, New York

                                   RIDER "E"

     e. All safety equipment or weather protective gear required to perform the work of the Subcontractor is to be supplied by the Subcontractor.

     f. All flag persons required for deliveries to the site are to be furnished by the subcontractor.

     g. The Subcontractor shall ascertain exact locations of utilities, shown on the Contract Drawings, that may be affected by its work on this project. and shall also be responsible for any damage or injury that may result from working on or near these utilities.

     h. If the Subcontractor encounters utilities that are not shown on the Contract Drawings, the Subcontractor shall protect such utilities and notify General Contractor, and shall take such action as reasonably required to minimize the damage and shall promptly restore the system to operating condition.

     i. All Subcontractors are responsible to replace any protection removed during the course of their work. Any cost to repair or replace protection removed by the Subcontractor will be borne by the Subcontractor deemed responsible in the opinion of General Contractor.

     11.MAINTENANCE REOUIREMENTS:

     a. The Subcontractor shall orient and instruct the maintenance personnel designated by General Contractor in the operation of all equipment.

     b. The Subcontractor shall furnish General Contractor with two complete sets of neatly bound folders, containing the connection and control diagrams, opting and maintenance instructions, cuts of all architectural, mechanic cal, electrical, etc.. as installed, including catalogs or parts listed from the prime manufacturer, and not based on local dealers stock number systems.

     c. The Subcontractor shall provide maintenance instructions, etc.. prior to ROK occupancy of the site and building(s).

     12.ENGINEERING:

     a. Upon award of a Subcontract, General Contractor will supply one (1) set of Sepias and one (1) set of specifications to the Subcontractor. If more drawings, sepias or specifications are needed, they can be obtained from the printer at the expense of the Subcontractor.

Permanent Mission of The
Republic of Korea
335-337 E. 45th Street
New York, New York

                                    RIDER "E"

     b. Within fifteen (15) working days after award of Subcontract. the Subcontractor shall submit to General Contractor, a schedule indicating the time frame when shop drawings, catalog cuts and samples are to be submitted. The schedule shall include sufficient detail to indicate the number of each. No progress payment will be made until satisfactory schedule is submitted.

     c. Shop Drawing, Sample and Manufacturers Literature.  etc. quantities, see article 4, Subparagraph r

     d. All Submittals shall be accompanied by a transmittal form properly filled out. listing each item as well as the listing of any ASTM, Federal or other standard reference specified or applicable and such information as may be required by the specifications for the materials being submitted. Any deviations from the contract requirements shall be so stated on the transmittal form.

     e. Upon review of the submittals by the Architect I Engineer one (1) of each item, print, sample, etc.) will be returned to the Subcontractor for action. If an architectural Subcontractor desires to receive a sepia in addition to the print mentioned above, an additional sepia should be included in the submission.

     f. Shop drawings shall show in detail. external connections, adjoining attachments, adjoining materials, mechanical I electrical characteristics as appropriate, conforming to the requirements of the specification section(s). Any proposed variation I substitution I deviation from the specified and I or design information must be approved by General Contractor prior to submission and shall be clearly marked on each submission and its accompanying transmittal. All equipment requiring electrical wiring shall include a specific wiring diagram for that equipment indicating point-to-point connections, even if schematic.

     g. The products and materials of manufacturers referred to in the Contract Drawings and Specifications are intended to establish the standard of quality and design required by the Architect. Unless specifically approved by General Contractor and Architect, there will be no substitutions entertained for the products of' material specified within the design documents.

     h. The Subcontractor shall submit one (1) sepia and two (2) blueprints of all As-Built drawings. The drawings shall be clearly marked "As-Built".

Permanent Mission of The
Republic of Korea
335-337 E. 45th Street
New York, New York

                                    RIDER "E"

     e. All shop and field labor including supervision and engineering layout costs.

     f. All temporary utilities required, including safety precautions.

     g. All costs of standby trades during or beyond normal working hours.

     h. All transportation, freight, insurance, taxes (if applicable), overhead and profit.